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Exhibit 23.2

Independent Auditors' Consent

        We consent to the incorporation by reference in this Registration Statement of Abbott Laboratories for the Abbott Laboratories Stock Retirement Program on Form S-8 of our reports dated January 15, 2003, relating to the consolidated financial statements of Abbott Laboratories and subsidiaries as of and for the year ended December 31, 2002 (which reports express unqualified opinions and include explanatory paragraphs concerning the application of procedures relating to certain disclosures of financial statement amounts related to the 2001 and 2000 financial statements that were audited by other auditors who have ceased operations and for which we have expressed no opinion or other form of assurance other than with respect to such disclosures) appearing in the Annual Report on Form 10-K of Abbott Laboratories and subsidiaries for the year ended December 31, 2002.

DELOITTE & TOUCHE LLP

Chicago, Illinois
September 29, 2003

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  Exhibit 23.2